Filed pursuant to Rule 433

Registration No. 333-130524

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

RMBS New Issue Term Sheet

Asset Backed Funding Corporation

Asset-Backed Certificates, Series 2006-OPT2

Offered Certificates: A-3A, A-3B, A-3C, A-3D, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 & M-9

$596,414,000 (approximate)

Asset Backed Funding Corporation

Depositor

Bank of America, National Association

Sponsor

Option One Mortgage Corporation

Originator & Servicer

Clayton Fixed Income Services Inc.

Credit Risk Manager

October 3, 2006

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received certain additional information. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Any disclaimers or other notices that may appear below this document are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

TABLE OF CONTENTS

•	Summary of Certificates	p. 4
•	Important Dates and Contacts	p. 5
•	Summary of Terms	p. 7
•	Credit Enhancement	p. 10
•	Pass-Through Rates	p. 12
•	Interest Rate Swap Agreement	p. 15
•	Trigger Events	p. 17
•	Interest and Principal Distributions	p. 18
•	Bond Summary	p. 26
•	Group 3 and Pool Cap Schedule	p. 30
•	Breakeven Losses	p. 32
•	Excess Spread	p. 33

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

SUMMARY OF CERTIFICATES
Class	Expected Approximate Size ($)(1)	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat	Expected Principal Window (mos) Call/Mat	Expected Initial Credit Enhancement Percentage	Expected Ratings S&P Moody’s Fitch
A-1	232,459,000	Floating	Sen	Not Offered Hereby			AAA	Aaa	AAA
A-2	232,465,000	Floating	Sen	Not Offered Hereby			AAA	Aaa	AAA
A-3A	205,493,000	Floating	Sen Seq	1.00/1.00	1 to 23/1 to 23	21.20%	AAA	Aaa	AAA
A-3B	52,911,000	Floating	Sen Seq	2.00/2.00	23 to 26/23 to 26	21.20%	AAA	Aaa	AAA
A-3C	96,963,000	Floating	Sen Seq	3.00/3.00	26 to 61/26 to 61	21.20%	AAA	Aaa	AAA
A-3D	45,929,000	Floating	Sen Seq	5.94/7.67	61 to 74/61 to 178	21.20%	AAA	Aaa	AAA
M-1	49,466,000	Floating	Mezz Seq	3.66/3.66	41 to 48/41 to 48	16.70%	AA+	Aa1	AA+
M-2	30,622,000	Floating	Mezz Seq	4.71/4.71	48 to 72/48 to 72	13.91%	AA	Aa2	AA
M-3	21,593,000	Floating	Mezz Seq	6.12/8.28	72 to 74/72 to 148	11.95%	AA-	Aa3	AA-
M-4	19,237,000	Floating	Mezz	4.36/4.77	40 to 74/40 to 125	10.20%	A+	A1	A+
M-5	19,237,000	Floating	Mezz	4.33/4.72	39 to 74/39 to 120	8.45%	A	A2	A
M-6	18,687,000	Floating	Mezz	4.30/4.66	39 to 74/39 to 113	6.75%	A-	A3	A-
M-7	17,039,000	Floating	Mezz	4.28/4.59	38 to 74/38 to 106	5.20%	BBB+	Baa1	BBB+
M-8	10,443,000	Floating	Mezz	4.27/4.52	38 to 74/38 to 98	4.25%	BBB	Baa2	BBB
M-9	8,794,000	Floating	Mezz	4.27/4.46	38 to 74/38 to 91	3.45%	BBB-	Baa3	BBB-
B	10,993,000	Floating	Sub	Not Offered Hereby			BB+	Ba1	BB+

(1)	The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.

Structure:

(1)

The Class A-1 Certificates are backed primarily by the cash flow from the Group 1 Mortgage Loans. The Class A-2 Certificates are backed primarily by the cash flow from the Group 2 Mortgage Loans. The Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates are backed primarily by the cash flow from the Group 3 Mortgage Loans. The Class M and Class B Certificates are backed by the cash flows from all the Mortgage Loans.

(3)	The Offered Certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

PRICING SPEED
Adjustable-rate Mortgage Loans

100% ARM PPC

100% ARM PPC assumes that prepayments start at 5% CPR in month one, increase by approximately 2.273% each month to 30% CPR in month twelve, remain at 30% CPR through month twenty four, increase to 60% CPR for the next three months and then remain at 35% CPR from month twenty eight and thereafter.

Fixed-rate Mortgage Loans	100% FRM PPC 100% FRM PPC assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain at 23% CPR thereafter.

SUMMARY OF IMPORTANT DATES
Deal Information				Collateral Information
Expected Pricing		[October 4], 2006		Cut-off Date	September 1, 2006
Expected Settlement		October 12, 2006
First Distribution		October 25, 2006
Expected Stepdown		October 25, 2009

Bond Information
Class	Dated Date	Initial Accrual Days	Accrual Method	Delay Days	REMIC Maturity Date (1)
A-1	October 12, 2006	Not Offered Hereby			October 25, 2036
A-2	October 12, 2006	Not Offered Hereby			October 25, 2036
A-3A	October 12, 2006	0	Actual/360	0	October 25, 2036
A-3B	October 12, 2006	0	Actual/360	0	October 25, 2036
A-3C	October 12, 2006	0	Actual/360	0	October 25, 2036
A-3D	October 12, 2006	0	Actual/360	0	October 25, 2036
M-1	October 12, 2006	0	Actual/360	0	October 25, 2036
M-2	October 12, 2006	0	Actual/360	0	October 25, 2036
M-3	October 12, 2006	0	Actual/360	0	October 25, 2036
M-4	October 12, 2006	0	Actual/360	0	October 25, 2036
M-5	October 12, 2006	0	Actual/360	0	October 25, 2036
M-6	October 12, 2006	0	Actual/360	0	October 25, 2036
M-7	October 12, 2006	0	Actual/360	0	October 25, 2036
M-8	October 12, 2006	0	Actual/360	0	October 25, 2036
M-9	October 12, 2006	0	Actual/360	0	October 25, 2036
B	October 12, 2006	Not Offered Hereby			October 25, 2036

(1) The REMIC Maturity Date is the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

CONTACTS
Banc of America Securities LLC
Mortgage Trading/Syndicate	Tel: (212) 847-5095 Fax: (212) 847-5143
Patrick Beranek	patrick.beranek@bankofamerica.com
Ileana Chu	ileana.i.chu@bankofamerica.com
Charlene Balfour	charlene.c.balfour@bankofamerica.com
Siddhartha Bothra	siddhartha.bothra@bofasecurities.com
Principal Finance Group	Fax: (212) 847-5040
Juanita Deane-Warner	Tel: (212) 583-8405 juanita.l.deane-warner@bankofamerica.com
Rajneesh Salhotra (Structuring)	Tel: (212) 847-5434 rajneesh.salhotra@bankofamerica.com
Pauwla Rumli	Tel: (212) 583-8447 pauwla.rumli@bankofamerica.com
Jay Wang (Structuring)	Tel: (704) 387-1855 jay.wang@bankofamerica.com
Luna Nguyen (Collateral)	Tel: (704) 683-4190 luna.nguyen@bankofamerica.com
Rating Agencies
Wen Hsu – Fitch	(212) 908-0633
Cecilia Lam – Moody’s	(415) 274-1727
Daniel Hall – S&P	(212) 438-1576

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

SUMMARY OF TERMS
Title of Securities:	Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT2 (the “Trust”).
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates.
Class A-3 Certificates:

The Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

As long as all of the Class M, Class B Certificates and Overcollateralization Amount have not been reduced to zero, principal distributions to the Class A-3 Certificates shall be paid first, to the Class A-3A Certificates until the certificate principal balance of the Class A-3A Certificates is reduced to zero, second, to the Class A-3B Certificates until the certificate principal balance of the Class A-3B Certificates is reduced to zero, third, to the Class A-3C Certificates, until the certificate principal balance of the Class A-3C Certificates is reduced to zero and then to the Class A-3D Certificates until the certificate principal balance of the Class A-3D Certificate is reduced to zero. After all of the Class M, Class B Certificates and Overcollateralization Amount have been reduced to zero, principal will be distributed to the Class A-3 Certificates on a pro rata basis based on the certificate principal balances of each such class.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Non-Offered Certificates:	The Class A-1, Class A-2, Class B, Class CE, Class P, Class R and Class R-X.
Offering Type:	All the Class A-3 and Class M Certificates (the “Offered Certificates”) will be offered publicly pursuant to a Prospectus.
Depositor:	Asset Backed Funding Corporation.
Sponsor:	Bank of America, National Association.
Originator:	Option One Mortgage Corporation (“Option One”).
Servicer:	Option One.
Swap Provider:	TBD.
Trustee:	Wells Fargo Bank, N.A.
Credit Risk Manager:	Clayton Fixed Income Services Inc.
Lead Manager and Bookrunner:	Banc of America Securities LLC.
Closing Date:	On or about October 12, 2006.
Tax Status:

All Offered Certificates represent REMIC regular interests and, to a limited extent, interests in certain notional principal contract payments including basis risk interest carryover payments pursuant to the payment priorities in the transaction.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

SUMMARY OF TERMS
ERISA Eligibility:

Subject to certain conditions as further described in the prospectus supplement, after the termination of the Interest Rate Swap Agreement, the Class A and Class M Certificates are expected to be eligible for purchase by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, and plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) so long as certain conditions are met. When the Interest Rate Swap Agreement is still in effect, such a plan that meets the requirements of an investor-based class exemption is expected to be eligible to purchase the Class A and Class M Certificates. A fiduciary of an employee benefit plan must determine that the purchase of a Class A and Class M Certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Distribution Dates:	The 25th of each month, or if such day is not a business day, the next succeeding business day, beginning in October 2006.
Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settle flat).
Day Count:	With respect to the Offered Certificates, Actual/360.
Payment Delay:	With respect to the Offered Certificates, 0 days.
Stepped Servicing Fee Rate:

Approximately 0.30% per annum on the aggregate principal balance of the Mortgage Loans for October 2006 through July 2007 Distribution Dates, approximately 0.40% per annum on the aggregate principal balance of the Mortgage Loans for August 2007 through March 2009 Distribution Dates and approximately 0.65% per annum on the aggregate principal balance of the Mortgage Loans for months April 2009 and thereafter Distribution Dates.

Credit Risk Manager Fee Rate:	Approximately 0.0150% per annum on the aggregate principal balance of the Mortgage Loans.
Cut-Off Date:	For each of the Mortgage Loans, the close of business on September 1, 2006.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

SUMMARY OF TERMS
Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,099,263,982. The pool of Mortgage Loans consist of fixed-rate and adjustable-rate first and second lien Mortgage Loans, of which: (i) approximately $294,999,036 consists of a pool of conforming balance fixed-rate and adjustable-rate first and second lien Mortgage Loans (the “Group 1 Mortgage Loans”), (ii) approximately $295,006,330 consists of a pool of conforming balance fixed-rate and adjustable-rate first and second lien Mortgage Loans (the “Group 2 Mortgage Loans”) and (iii) approximately $509,258,617 consists of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate first and second lien Mortgage Loans (the “Group 3 Mortgage Loans”).

Optional Termination Date:

The first Distribution Date following the Distribution Date on which the aggregate principal balance as of the last day of the related collection period after giving effect to prepayments in the related prepayment period of the Mortgage Loans declines to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (“Cut-off Principal Balance”).

Monthly Servicer Advances:

The Servicer will be obligated to advance its own funds in an amount equal to the aggregate of all payments of principal and interest (net of any Servicing Fees) that were due during the related due period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

CREDIT ENHANCEMENT
Credit Enhancement:	Credit enhancement for the structure is provided by excess interest, overcollateralization, cross-collateralization and subordination.
Expected Credit Support Percentage:
	Class	Initial Credit Support (Approximate)	After-Stepdown Support (Approximate)
	A	21.20%	42.40%
	M-1	16.70%	33.40%
	M-2	13.91%	27.83%
	M-3	11.95%	23.90%
	M-4	10.20%	20.40%
	M-5	8.45%	16.90%
	M-6	6.75%	13.50%
	M-7	5.20%	10.40%
	M-8	4.25%	8.50%
	M-9	3.45%	6.90%
	B	2.45%	4.90%

Targeted Overcollateralization Amount:

The Targeted Overcollateralization Amount means as of any Distribution Date, (x) prior to the Stepdown Date, approximately 2.45% of the aggregate Principal Balance of the Mortgage Loans on the Cut-off Date and (y) on or after the Stepdown Date, the greater of approximately (a) 4.90% of the aggregate Principal Balance of the Mortgage Loans at the end of the related collection period after giving effect to prepayments in the related prepayment period and (b) 0.50% of the Cut-off Principal Balance of the Mortgage Loans; provided however, if a Trigger Event has occurred, the Targeted Overcollateralization Amount will be equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in October 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 42.40%.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

CREDIT ENHANCEMENT
Realized Losses:

A Realized Loss is (i) as to any Mortgage Loan that is liquidated, the unpaid principal balance thereof less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related mortgaged property which are applied to the principal balance of such Mortgage Loan, (ii) to the extent of the amount of any reduction of principal balance by a bankruptcy court of the mortgaged property at less than the amount of the Mortgage Loan and (iii) a reduction in the principal balance of a Mortgage Loan resulting from a modification by the Servicer.

All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first, to the Monthly Excess Cashflow Amount; second, in reduction of the Overcollateralization Amount; third, to the Class B Certificates; fourth, to the Class M-9 Certificates; fifth, to the Class M-8 Certificates; sixth, to the Class M-7 Certificates; seventh, to the Class M-6 Certificates; eighth, to the Class M-5 Certificates; ninth, to the Class M-4 Certificates; tenth, to the Class M-3 Certificates; eleventh, to the Class M-2 Certificates; and twelfth, to the Class M-1 Certificates. Realized Losses will not be allocated to the Class A Certificates. However it is possible that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which such Certificates are then entitled.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class of certificates for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the classes of Certificates with a lower distribution priority than such class before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount after taking into account the distribution of the Principal Distribution Amount as of the prior Distribution Date by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related collection period after giving effect to principal prepayments in the related prepayment period.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

PASS-THROUGH RATES*

The Certificate Interest Rate for each class of the Offered Certificates for any Distribution Date will be the lesser of (x) the Pass-Through Rate for such Distribution Date and (y) the applicable Cap for such Distribution Date.

Pass-Through Rate:

The Pass-Through Rate for the Certificates is the lesser of:

(i)    the sum of (a) one-month LIBOR as determined for the related period and (b) the certificate margin for the applicable class; and

(ii)  the applicable Maximum Rate Cap for such Distribution Date.

On each Distribution Date after the Optional Termination Date, the certificate margins for the Class A Certificates will be 2 times the related initial certificate margins, and the certificate margins for the Class M and Class B Certificates will be 1.5 times the related initial certificate margins.

Group 1 Cap:

The “Group 1 Cap” for any Distribution Date and for the Class A-1 Certificates will be (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group 1 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 1 Mortgage Loans as of the first day of the related Collection Period minus (ii) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (x) any Net Swap Payment owed to the Swap Provider and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.

Group 1 Maximum Rate Cap:

The “Group 1 Maximum Rate Cap” for any Distribution Date and for the Class A-1 Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum Mortgage Interest Rates for the Group 1 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 1 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

PASS-THROUGH RATES*
Group 2 Cap:

The “Group 2 Cap” for any Distribution Date and for the Class A-2 Certificates will be (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group 2 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 2 Mortgage Loans as of the first day of the related Collection Period minus (ii) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (x) any Net Swap Payment owed to the Swap Provider and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.

Group 2 Maximum Rate Cap:

The “Group 2 Maximum Rate Cap” for any Distribution Date and for the Class A-2 Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum Mortgage Interest Rates for the Group 2 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 2 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

PASS-THROUGH RATES*
Group 3 Cap:

The “Group 3 Cap” for any Distribution Date and for the Class A-3 Certificates will be (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group 3 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 3 Mortgage Loans as of the first day of the related Collection Period minus (ii) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (x) any Net Swap Payment owed to the Swap Provider and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust and the denominator of which is the sum of the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.

Group 3 Maximum Rate Cap:

The “Group 3 Maximum Rate Cap” for any Distribution Date and for the Class A-3 Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum Mortgage Interest Rates for the Group 3 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 3 Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the sum of the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.

Pool Cap:

The “Pool Cap” for any Distribution Date and for the Class M and Class B Certificates will be a per annum rate equal to the weighted average of the Group 1 Cap, the Group 2 Cap and the Group 3 Cap, weighted on the basis of the related Group Subordinate Amount.

Pool Maximum Rate Cap:

The “Pool Maximum Rate Cap” for any Distribution Date and for the Class M and Class B Certificates will be a per annum rate equal to the weighted average of the Group 1 Maximum Rate Cap, the Group 2 Maximum Cap Rate and the Group 3 Maximum Rate Cap, weighted on the basis of the related Group Subordinate Amount.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

INTEREST RATE SWAP AGREEMENT
Interest Rate Swap Agreement:

On the Closing Date, the Trustee will enter into an Interest Rate Swap Agreement with notional amounts as shown in the Interest Rate Swap Schedule hereto. Under the Interest Rate Swap Agreement, the Trust is obligated to pay to the Swap Provider a fixed payment equal to the product of (x) [5.05]%, (y) the Notional Amount for such Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the closing date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 and the Swap Provider is obligated to pay to the Trust a floating amount equal to the product of (x) one-month LIBOR, (y) the Notional Amount for such Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date) and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached Interest Rate Swap Schedule. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described under “Swap Payment Distribution” below. Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances that payment will be paid on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) will be payable from interest collections on the Mortgage Loans. To the extent the sum of Net Swap Payments and Swap Termination Payments exceeds the interest collections for a Distribution Date, such excess will be paid from the principal collections for such Distribution Date.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Interest Rate Swap Schedule
Period	Distribution Date	Notional Amount ($)	Period	Distribution Date	Notional Amount ($)
1	10/25/2006	1,099,263,982	31	4/25/2009	124,240,336
2	11/25/2006	1,091,214,463	32	5/25/2009	120,664,819
3	12/25/2006	1,080,732,038	33	6/25/2009	116,282,612
4	1/25/2007	1,067,818,340	34	7/25/2009	112,956,536
5	2/25/2007	1,052,490,405	35	8/25/2009	109,058,601
6	3/25/2007	1,034,781,158	36	9/25/2009	101,510,974
7	4/25/2007	1,014,739,766	37	10/25/2009	96,288,662
8	5/25/2007	992,433,477	38	11/25/2009	93,636,215
9	6/25/2007	967,957,541	39	12/25/2009	91,059,834
10	7/25/2007	941,794,039	40	1/25/2010	88,557,221
11	8/25/2007	914,086,771	41	2/25/2010	86,126,150
12	9/25/2007	885,087,469	42	3/25/2010	83,764,465
13	10/25/2007	856,957,342	43	4/25/2010	81,470,082
14	11/25/2007	829,727,585	44	5/25/2010	79,240,980
15	12/25/2007	803,369,208	45	6/25/2010	77,075,204
16	1/25/2008	777,854,157	46	7/25/2010	74,970,862
17	2/25/2008	753,155,284	47	8/25/2010	72,926,120
18	3/25/2008	729,246,322	48	9/25/2010	70,939,203
19	4/25/2008	706,101,853	49	10/25/2010	69,008,392
20	5/25/2008	683,697,280	50	11/25/2010	67,132,021
21	6/25/2008	662,008,802	51	12/25/2010	65,308,480
22	7/25/2008	640,921,396	52	1/25/2011	63,536,205
23	8/25/2008	594,528,897	53	2/25/2011	61,813,683
24	9/25/2008	159,934,598	54	3/25/2011	60,139,449
25	10/25/2008	152,758,855	55	4/25/2011	58,512,083
26	11/25/2008	146,159,470	56	5/25/2011	56,930,209
27	12/25/2008	140,167,437	57	6/25/2011	55,392,493
28	1/25/2009	135,652,346	58	7/25/2011	53,897,644
29	2/25/2009	131,730,322	59	8/25/2011	51,582,345
30	3/25/2009	127,927,599	60	9/25/2011	45,575,620

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

TRIGGER EVENTS
Trigger Event:

A Trigger Event exists with respect to any Distribution Date on or after the Stepdown Date (i) if the three month rolling average of 60+ day delinquent loans (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is equal to or greater than the applicable percentages of the Credit Enhancement Percentage as set forth below for the most senior class of Class A, Class M and Class B Certificates then outstanding

	Class	Percentage
	Class A Certificates	37.74%
	Class M-1 Certificates	47.90%
	Class M-2 Certificates	57.49%
	Class M-3 Certificates	66.95%
	Class M-4 Certificates	78.43%
	Class M-5 Certificates	94.67%
	Class M-6 Certificates	118.52%
	Class M-7 Certificates	153.84%
	Class M-8 Certificates	188.23%
	Class M-9 Certificates	231.88%
	Class B Certificates	326.52%

or (ii) if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related collection period (reduced by the aggregate amount of subsequent recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date:

	Distribution Dates	Percentage
	October 2008 – September 2009	1.30% for the first month, plus an additional 1/12th of 1.65% for each month thereafter,
	October 2009 – September 2010	2.95% for the first month, plus an additional 1/12th of 1.70% for each month thereafter,
	October 2010 – September 2011	4.65% for the first month, plus an additional 1/12th of 1.35% for each month thereafter,
	October 2011 – September 2012	6.00% for the first month, plus an additional 1/12th of 0.70% for each month thereafter,
	October 2012 and after	6.70%

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

INTEREST DISTRIBUTIONS*

On each Distribution Date, Interest Remittance Amount will be distributed in the following order of priority to the extent available:

first, to the Credit Risk Manager, the Credit Risk Manager Fee;

second, concurrently, as follows:

(i)           from the Group 1 Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Accrued Certificate Interest for such Distribution Date;

(ii)          from the Group 2 Interest Remittance Amount, to the holders of the Class A-2 Certificates, the Accrued Certificate Interest for such Distribution Date;

(iii)        concurrently, from the Group 3 Interest Remittance Amount, to the holders of the Class A-3 Certificates, pro rata, the Accrued Certificate Interest for such Distribution Date;

third, concurrently, as follows:

(i)           from the Group 1 Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Interest Carry Forward Amount for such Distribution Date;

(ii)          from the Group 2 Interest Remittance Amount, to the holders of the Class A-2 Certificates, the Interest Carry Forward Amount for such Distribution Date;

(iii)        concurrently, from the Group 3 Interest Remittance Amount, to the holders of the Class A-3 Certificates, pro rata, the Interest Carry Forward Amount for such Distribution Date;

fourth, concurrently, as follows:

(i)           if the Group 1 Interest Remittance Amount is insufficient to pay the Class A-1 Certificates’ Accrued Certificate Interest for such Distribution Date in priority second above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

(ii)          if the Group 2 Interest Remittance Amount is insufficient to pay the Class A-2 Certificates’ Accrued Certificate Interest for such Distribution Date in priority second above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date;

(iii)         if the Group 3 Interest Remittance Amount is insufficient to pay the Class A-3 Certificates’ Accrued Certificate Interest for such Distribution Date in priority second above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3 Certificates, pro rata, to cover such shortfall for such Distribution Date;

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

INTEREST DISTRIBUTIONS (Continued)*

fifth, concurrently, as follows:

(i)           if the Group 1 Interest Remittance Amount is insufficient to pay the Class A-1 Certificates’ Interest Carry Forward Amount for such Distribution Date in priority third above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

(ii)          if the Group 2 Interest Remittance Amount is insufficient to pay the Class A-2 Certificates’ Interest Carry Forward Amount for such Distribution Date in priority third above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date; and

(iii)         if the Group 3 Interest Remittance Amount is insufficient to pay the Class A-3 Certificates’ applicable Interest Carry Forward Amount for such Distribution Date in priority third above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3 Certificates, pro rata, to cover such shortfall for such Distribution Date;

sixth, to the Class M-1 Certificates, the Accrued Certificate Interest for such Distribution Date;

seventh, to the Class M-2 Certificates, the Accrued Certificate Interest for such Distribution Date;

eighth, to the Class M-3 Certificates, the Accrued Certificate Interest for such Distribution Date;

ninth, to the Class M-4 Certificates, the Accrued Certificate Interest for such Distribution Date;

tenth, to the Class M-5 Certificates, the Accrued Certificate Interest for such Distribution Date;

eleventh, to the Class M-6 Certificates, the Accrued Certificate Interest for such Distribution Date;

twelfth, to the Class M-7 Certificates, the Accrued Certificate Interest for such Distribution Date;

thirteenth, to the Class M-8 Certificates, the Accrued Certificate Interest for such Distribution Date;

fourteenth, to the Class M-9 Certificates, the Accrued Certificate Interest for such Distribution Date;

fifteenth, to the Class M-9 Certificates, the Accrued Certificate Interest for such Distribution Date;

sixteenth, any remainder as described under “Monthly Excess Cashflow Amount”.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

PRINCIPAL DISTRIBUTIONS*

I.       On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

first, concurrently, as follows:

(i)           the Group 1 Senior Principal Distribution Amount, to the holders of the Class A-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

(ii)          the Group 2 Senior Principal Distribution Amount, to the holders of the Class A-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(iii)         the Group 3 Senior Principal Distribution Amount, to the holders of the Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero;

second, concurrently, as follows:

(i)           the Group 1 Senior Principal Distribution Amount, concurrently, pro rata based on remaining outstanding balance, to the holders of the Class A-2 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to I(ii) and I(iii) above;

(ii)          the Group 2 Senior Principal Distribution Amount, concurrently, pro rata based on remaining outstanding balance, to the holders of the Class A-1 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to I(i) and I(iii) above;

(iii)         the Group 3 Senior Principal Distribution Amount, concurrently, pro rata based on remaining outstanding balance, to the holders of the Class A-1 Certificates and Class A-2 Certificates, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to I(i) and I(ii) above; and

third, to the Class M-1 Certificates until the certificate principal balance thereof is reduced to zero;

fourth, to the Class M-2 Certificates until the certificate principal balance thereof is reduced to zero;

fifth, to the Class M-3 Certificates until the certificate principal balance thereof is reduced to zero;

sixth, to the Class M-4 Certificates until the certificate principal balance thereof is reduced to zero;

seventh, to the Class M-5 Certificates until the certificate principal balance thereof is reduced to zero;

eighth, to the Class M-6 Certificates until the certificate principal balance thereof is reduced to zero;

ninth, to the Class M-7 Certificates until the certificate principal balance thereof is reduced to zero;

tenth, to the Class M-8 Certificates until the certificate principal balance thereof is reduced to zero;

eleventh, to the Class M-9 Certificates until the certificate principal balance thereof is reduced to zero;

twelfth, to the Class B Certificates until the certificate principal balance thereof is reduced to zero; and

thirteenth, any remaining Principal Distribution Amount will be distributed as part of excess cashflow as described under “Monthly Excess Cashflow Amount”.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

PRINCIPAL DISTRIBUTIONS (Continued)*

II.      On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

first, concurrently, as follows:

(i)           the Group 1 Senior Principal Distribution Amount, to the holders of the Class A-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

(ii)          the Group 2 Senior Principal Distribution Amount, to the holders of the Class A-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(iii)         the Group 3 Senior Principal Distribution Amount, to the holders of the Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero; and

second, concurrently, as follows:

(i)           the Group 1 Senior Principal Distribution Amount, concurrently, pro rata based on remaining outstanding balance, to the holders of the Class A-2 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to II(ii) and II (iii) above;

(ii)          the Group 2 Senior Principal Distribution Amount, concurrently, pro rata based on remaining outstanding balance, to the holders of the Class A-1 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to II(i) and II(iii) above;

(iii)         the Group 3 Senior Principal Distribution Amount, concurrently, pro rata based on remaining outstanding balance, to the holders of the Class A-1 Certificates and Class A-2 Certificates, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to II(i) and II(ii) above; and

third, to the Class M-1 Certificates, up to the Sequential Mezzanine Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

fourth, to the Class M-2 Certificates, up to the Sequential Mezzanine Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

fifth, to the Class M-3 Certificates, up to the Sequential Mezzanine Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

sixth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

seventh, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

eighth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

ninth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

PRINCIPAL DISTRIBUTIONS (Continued)*

tenth, the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

eleventh, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

twelfth, to the Class B Certificates, up to the Class B Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and

thirteenth, any remaining Principal Distribution Amount will be distributed as part of excess cashflow as described under “Monthly Excess Cashflow Amount”.

With respect to the Class A-3 Certificates, as long as all of the Class M, Class B Certificates and Overcollateralization Amount have not been reduced to zero, all principal distributions to the Class A-3 Certificates will be paid first, to the Class A-3A Certificates until the certificate principal balance of the Class A-3A Certificates is reduced to zero; second, to the Class A-3B Certificates until the certificate principal balance of the Class A-3B Certificates is reduced to zero; third, concurrently, to the Class A-3C Certificates until the certificate principal balance of the Class A-3C Certificates is reduced to zero; and fourth, to the Class A-3D Certificates until the certificate principal balance of the Class A-3D Certificates is reduced to zero.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

EXCESS CASHFLOW DISTRIBUTION*

On each Distribution Date, any excess cashflow shall be paid as follows:

(i)           to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such classes for that Distribution Date;

(ii)          to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such classes for that Distribution Date;

(iii)         to the Class M-1 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(iv)         to the Class M-1 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(v)          to the Class M-1 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(vi)         to the Class M-2 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(vii)        to the Class M-2 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(viii)       to the Class M-2 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(ix)         to the Class M-3 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(x)          to the Class M-3 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xi)         to the Class M-3 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(xii)        to the Class M-4 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xiii)       to the Class M-4 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xiv)       to the Class M-4 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(xv)        to the Class M-5 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xvi)       to the Class M-5 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xvii)      to the Class M-5 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xviii)     to the Class M-6 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xix)       to the Class M-6 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xx)        to the Class M-6 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

EXCESS CASHFLOW DISTRIBUTION (Continued)*

(xxi)       to the Class M-7 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxii)      to the Class M-7 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxiii)     to the Class M-7 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxiv)     to the Class M-8 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxv)      to the Class M-8 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxvi)     to the Class M-8 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxvii)    to the Class M-9 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxviii)   to the Class M-9 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxix)     to the Class M-9 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxx)      to the Class B Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxxi)     to the Class B Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxxii)    to the Class B Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxxiii)   first, to the Class A Certificates, pro rata, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, any Cap Carryover Amount for such class;

(xxxiv)   to the Swap Provider, any Swap Termination Payment due to the Swap Provider resulting from a Swap Provider Trigger Event; and

(xxxv)    any remaining amounts as specified in the pooling and servicing agreement.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

SWAP PAYMENT DISTRIBUTION*

On each Distribution Date, following the distribution of the Monthly Excess Cashflow Amount, payments from the Swap Account shall be distributed as follows:

(i)     to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)    to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

(iii)   concurrently, to each class of the Class A Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount remaining undistributed after the distributions of the Interest Remittance Amount and Monthly Excess Cashflow Amount, on a pro rata basis based on such respective remaining Accrued Certificate Interest and Interest Carry Forward Amount;

(iv)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

(v)     to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount after taking into account distributions made from the Monthly Excess Cashflow Amount;

(vi)   concurrently, to each class of Class A Certificates, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Monthly Excess Cashflow Amount, on a pro rata basis based on such respective Cap Carryover Amounts remaining;

(vii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Monthly Excess Cashflow Amount;

(viii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, to the extent of any remaining related Unpaid Realized Loss Amount for such class;

(ix)   to the Swap Provider, any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

(x)     to the Class CE Certificates, any remaining amounts.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BOND SUMMARY* To Maturity
FRM PPC / ARM PPC	0%|0%	50%|50%	75%|75%	100%|100%	125%|125%	150%|150%	175%|175%
Class A-3A (To Maturity)
Average Life (yrs.)	16.79	1.68	1.24	1.00	0.84	0.73	0.65
First Principal Date	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006
Last Principal Date	12/25/2030	12/25/2009	11/25/2008	8/25/2008	4/25/2008	1/25/2008	11/25/2007
Principal Windows (mos.)	1 to 291	1 to 39	1 to 26	1 to 23	1 to 19	1 to 16	1 to 14

Class A-3B (To Maturity)
Average Life (yrs.)	25.26	3.70	2.49	2.00	1.71	1.44	1.24
First Principal Date	12/25/2030	12/25/2009	11/25/2008	8/25/2008	4/25/2008	1/25/2008	11/25/2007
Last Principal Date	1/25/2033	1/25/2011	8/25/2009	11/25/2008	9/25/2008	5/25/2008	2/25/2008
Principal Windows (mos.)	291 to 316	39 to 52	26 to 35	23 to 26	19 to 24	16 to 20	14 to 17

Class A-3C (To Maturity)
Average Life (yrs.)	28.57	6.86	4.52	3.00	2.16	1.89	1.69
First Principal Date	1/25/2033	1/25/2011	8/25/2009	11/25/2008	9/25/2008	5/25/2008	2/25/2008
Last Principal Date	7/25/2036	4/25/2017	9/25/2013	10/25/2011	5/25/2009	11/25/2008	9/25/2008
Principal Windows (mos.)	316 to 358	52 to 127	35 to 84	26 to 61	24 to 32	20 to 26	17 to 24

Class A-3D (To Maturity)
Average Life (yrs.)	29.87	15.54	10.48	7.67	4.65	2.25	2.06
First Principal Date	7/25/2036	4/25/2017	9/25/2013	10/25/2011	5/25/2009	11/25/2008	9/25/2008
Last Principal Date	8/25/2036	8/25/2033	7/25/2026	7/25/2021	4/25/2018	3/25/2009	11/25/2008
Principal Windows (mos.)	358 to 359	127 to 323	84 to 238	61 to 178	32 to 139	26 to 30	24 to 26

Class M-1 (To Maturity)
Average Life (yrs.)	27.80	5.72	3.83	3.66	4.25	3.72	3.21
First Principal Date	9/25/2032	11/25/2010	10/25/2009	2/25/2010	7/25/2010	3/25/2009	11/25/2008
Last Principal Date	3/25/2036	6/25/2014	11/25/2011	9/25/2010	7/25/2011	2/25/2011	6/25/2010
Principal Windows (mos.)	312 to 354	50 to 93	37 to 62	41 to 48	46 to 58	30 to 53	26 to 45

Class M-2 (To Maturity)
Average Life (yrs.)	29.78	9.76	6.43	4.71	5.19	5.03	4.19
First Principal Date	3/25/2036	6/25/2014	11/25/2011	9/25/2010	7/25/2011	2/25/2011	6/25/2010
Last Principal Date	8/25/2036	3/25/2019	12/25/2014	9/25/2012	6/25/2012	8/25/2012	8/25/2011
Principal Windows (mos.)	354 to 359	93 to 150	62 to 99	48 to 72	58 to 69	53 to 71	45 to 59

Class M-3 (To Maturity)
Average Life (yrs.)	29.87	16.86	11.34	8.28	6.76	7.03	5.81
First Principal Date	8/25/2036	3/25/2019	12/25/2014	9/25/2012	6/25/2012	8/25/2012	8/25/2011
Last Principal Date	8/25/2036	5/25/2030	5/25/2023	1/25/2019	3/25/2016	9/25/2015	2/25/2014
Principal Windows (mos.)	359 to 359	150 to 284	99 to 200	72 to 148	69 to 114	71 to 108	59 to 89

* Prepayment rate is capped at 90%.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BOND SUMMARY* To Maturity
FRM PPC / ARM PPC	0%|0%	50%|50%	75%|75%	100%|100%	125%|125%	150%|150%	175%|175%
Class M-4 (To Maturity)
Average Life (yrs.)	28.84	9.23	6.15	4.77	4.29	3.62	3.04
First Principal Date	9/25/2032	11/25/2010	10/25/2009	1/25/2010	5/25/2010	12/25/2009	6/25/2009
Last Principal Date	8/25/2036	6/25/2027	11/25/2020	2/25/2017	9/25/2014	1/25/2013	12/25/2011
Principal Windows (mos.)	312 to 359	50 to 249	37 to 170	40 to 125	44 to 96	39 to 76	33 to 63

Class M-5 (To Maturity)
Average Life (yrs.)	28.84	9.19	6.12	4.72	4.17	3.47	2.92
First Principal Date	9/25/2032	11/25/2010	10/25/2009	12/25/2009	3/25/2010	10/25/2009	4/25/2009
Last Principal Date	8/25/2036	9/25/2026	4/25/2020	9/25/2016	5/25/2014	9/25/2012	9/25/2011
Principal Windows (mos.)	312 to 359	50 to 240	37 to 163	39 to 120	42 to 92	37 to 72	31 to 60

Class M-6 (To Maturity)
Average Life (yrs.)	28.84	9.13	6.07	4.66	4.05	3.33	2.82
First Principal Date	9/25/2032	11/25/2010	10/25/2009	12/25/2009	2/25/2010	8/25/2009	3/25/2009
Last Principal Date	8/25/2036	10/25/2025	8/25/2019	2/25/2016	12/25/2013	5/25/2012	6/25/2011
Principal Windows (mos.)	312 to 359	50 to 229	37 to 155	39 to 113	41 to 87	35 to 68	30 to 57

Class M-7 (To Maturity)
Average Life (yrs.)	28.84	9.04	6.01	4.59	3.95	3.22	2.74
First Principal Date	9/25/2032	11/25/2010	10/25/2009	11/25/2009	1/25/2010	7/25/2009	2/25/2009
Last Principal Date	8/25/2036	9/25/2024	10/25/2018	7/25/2015	6/25/2013	1/25/2012	2/25/2011
Principal Windows (mos.)	312 to 359	50 to 216	37 to 145	38 to 106	40 to 81	34 to 64	29 to 53

Class M-8 (To Maturity)
Average Life (yrs.)	28.84	8.93	5.93	4.52	3.85	3.13	2.68
First Principal Date	9/25/2032	11/25/2010	10/25/2009	11/25/2009	12/25/2009	6/25/2009	1/25/2009
Last Principal Date	8/25/2036	5/25/2023	11/25/2017	11/25/2014	12/25/2012	8/25/2011	10/25/2010
Principal Windows (mos.)	312 to 359	50 to 200	37 to 134	38 to 98	39 to 75	33 to 59	28 to 49

Class M-9 (To Maturity)
Average Life (yrs.)	28.84	8.80	5.84	4.46	3.79	3.07	2.60
First Principal Date	9/25/2032	11/25/2010	10/25/2009	11/25/2009	11/25/2009	6/25/2009	1/25/2009
Last Principal Date	8/25/2036	5/25/2022	2/25/2017	4/25/2014	7/25/2012	4/25/2011	7/25/2010
Principal Windows (mos.)	312 to 359	50 to 188	37 to 125	38 to 91	38 to 70	33 to 55	28 to 46

* Prepayment rate is capped at 90%.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BOND SUMMARY* To Call
FRM PPC / ARM PPC	0%|0%	50%|50%	75%|75%	100%|100%	125%|125%	150%|150%	175%|175%
Class A-3A (To Call)
Average Life (yrs.)	16.79	1.68	1.24	1.00	0.84	0.73	0.65
First Principal Date	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006
Last Principal Date	12/25/2030	12/25/2009	11/25/2008	8/25/2008	4/25/2008	1/25/2008	11/25/2007
Principal Windows (mos.)	1 to 291	1 to 39	1 to 26	1 to 23	1 to 19	1 to 16	1 to 14

Class A-3B (To Call)
Average Life (yrs.)	25.26	3.70	2.49	2.00	1.71	1.44	1.24
First Principal Date	12/25/2030	12/25/2009	11/25/2008	8/25/2008	4/25/2008	1/25/2008	11/25/2007
Last Principal Date	1/25/2033	1/25/2011	8/25/2009	11/25/2008	9/25/2008	5/25/2008	2/25/2008
Principal Windows (mos.)	291 to 316	39 to 52	26 to 35	23 to 26	19 to 24	16 to 20	14 to 17

Class A-3C (To Call)
Average Life (yrs.)	28.57	6.86	4.52	3.00	2.16	1.89	1.69
First Principal Date	1/25/2033	1/25/2011	8/25/2009	11/25/2008	9/25/2008	5/25/2008	2/25/2008
Last Principal Date	7/25/2036	4/25/2017	9/25/2013	10/25/2011	5/25/2009	11/25/2008	9/25/2008
Principal Windows (mos.)	316 to 358	52 to 127	35 to 84	26 to 61	24 to 32	20 to 26	17 to 24

Class A-3D (To Call)
Average Life (yrs.)	29.87	12.39	8.19	5.94	3.49	2.25	2.06
First Principal Date	7/25/2036	4/25/2017	9/25/2013	10/25/2011	5/25/2009	11/25/2008	9/25/2008
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	3/25/2009	11/25/2008
Principal Windows (mos.)	358 to 359	127 to 154	84 to 102	61 to 74	32 to 57	26 to 30	24 to 26

Class M-1 (To Call)
Average Life (yrs.)	27.80	5.72	3.83	3.66	4.24	3.49	3.06
First Principal Date	9/25/2032	11/25/2010	10/25/2009	2/25/2010	7/25/2010	3/25/2009	11/25/2008
Last Principal Date	3/25/2036	6/25/2014	11/25/2011	9/25/2010	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	312 to 354	50 to 93	37 to 62	41 to 48	46 to 57	30 to 44	26 to 38

Class M-2 (To Call)
Average Life (yrs.)	29.78	9.76	6.43	4.71	4.70	3.62	3.12
First Principal Date	3/25/2036	6/25/2014	11/25/2011	9/25/2010	6/25/2011	5/25/2010	11/25/2009
Last Principal Date	8/25/2036	3/25/2019	12/25/2014	9/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	354 to 359	93 to 150	62 to 99	48 to 72	57 to 57	44 to 44	38 to 38

Class M-3 (To Call)
Average Life (yrs.)	29.87	12.78	8.45	6.12	4.70	3.62	3.12
First Principal Date	8/25/2036	3/25/2019	12/25/2014	9/25/2012	6/25/2011	5/25/2010	11/25/2009
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	359 to 359	150 to 154	99 to 102	72 to 74	57 to 57	44 to 44	38 to 38

* Prepayment rate is capped at 90%.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BOND SUMMARY* To Call
FRM PPC / ARM PPC	0%|0%	50%|50%	75%|75%	100%|100%	125%|125%	150%|150%	175%|175%
Class M-4 (To Call)
Average Life (yrs.)	28.84	8.44	5.59	4.36	3.97	3.36	2.84
First Principal Date	9/25/2032	11/25/2010	10/25/2009	1/25/2010	5/25/2010	12/25/2009	6/25/2009
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	312 to 359	50 to 154	37 to 102	40 to 74	44 to 57	39 to 44	33 to 38

Class M-5 (To Call)
Average Life (yrs.)	28.84	8.44	5.59	4.33	3.87	3.22	2.73
First Principal Date	9/25/2032	11/25/2010	10/25/2009	12/25/2009	3/25/2010	10/25/2009	4/25/2009
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	312 to 359	50 to 154	37 to 102	39 to 74	42 to 57	37 to 44	31 to 38

Class M-6 (To Call)
Average Life (yrs.)	28.84	8.44	5.59	4.30	3.78	3.11	2.65
First Principal Date	9/25/2032	11/25/2010	10/25/2009	12/25/2009	2/25/2010	8/25/2009	3/25/2009
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	312 to 359	50 to 154	37 to 102	39 to 74	41 to 57	35 to 44	30 to 38

Class M-7 (To Call)
Average Life (yrs.)	28.84	8.44	5.59	4.28	3.71	3.03	2.59
First Principal Date	9/25/2032	11/25/2010	10/25/2009	11/25/2009	1/25/2010	7/25/2009	2/25/2009
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	312 to 359	50 to 154	37 to 102	38 to 74	40 to 57	34 to 44	29 to 38

Class M-8 (To Call)
Average Life (yrs.)	28.84	8.44	5.59	4.27	3.66	2.98	2.56
First Principal Date	9/25/2032	11/25/2010	10/25/2009	11/25/2009	12/25/2009	6/25/2009	1/25/2009
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	312 to 359	50 to 154	37 to 102	38 to 74	39 to 57	33 to 44	28 to 38

Class M-9 (To Call)
Average Life (yrs.)	28.84	8.44	5.59	4.27	3.65	2.95	2.52
First Principal Date	9/25/2032	11/25/2010	10/25/2009	11/25/2009	11/25/2009	6/25/2009	1/25/2009
Last Principal Date	8/25/2036	7/25/2019	3/25/2015	11/25/2012	6/25/2011	5/25/2010	11/25/2009
Principal Windows (mos.)	312 to 359	50 to 154	37 to 102	38 to 74	38 to 57	33 to 44	28 to 38

* Prepayment rate is capped at 90%.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

GROUP 3 CAP SCHEDULE Class A-3 Certificates
Period	Pay Date	Pool Cap(1)	Pool Cap(2)	Effective Pool Cap(2)(3)	Period	Pay Date	Pool Cap(1)	Pool Cap(2)	Effective Pool Cap(2)(3)
1	10/25/2006	18.68%	18.68%	33.63%	38	11/25/2009	9.48%	10.71%	14.60%
2	11/25/2006	7.83%	7.83%	22.94%	39	12/25/2009	9.79%	11.06%	14.92%
3	12/25/2006	8.09%	8.09%	23.02%	40	1/25/2010	9.47%	10.69%	14.61%
4	1/25/2007	7.83%	7.83%	22.91%	41	2/25/2010	9.46%	10.73%	14.68%
5	2/25/2007	7.83%	7.83%	22.89%	42	3/25/2010	10.45%	12.51%	16.34%
6	3/25/2007	8.58%	8.67%	23.18%	43	4/25/2010	9.45%	11.29%	15.27%
7	4/25/2007	7.83%	7.83%	22.83%	44	5/25/2010	9.76%	11.65%	15.61%
8	5/25/2007	8.09%	8.09%	22.90%	45	6/25/2010	9.43%	11.26%	15.29%
9	6/25/2007	7.83%	7.83%	22.76%	46	7/25/2010	9.74%	11.62%	15.63%
10	7/25/2007	8.09%	8.09%	22.82%	47	8/25/2010	9.42%	11.23%	15.30%
11	8/25/2007	7.74%	7.74%	22.57%	48	9/25/2010	9.41%	11.25%	15.34%
12	9/25/2007	7.74%	7.74%	22.52%	49	10/25/2010	9.72%	11.61%	15.67%
13	10/25/2007	7.99%	7.99%	22.57%	50	11/25/2010	9.39%	11.22%	15.35%
14	11/25/2007	7.74%	7.74%	22.42%	51	12/25/2010	9.70%	11.58%	15.69%
15	12/25/2007	7.99%	7.99%	22.47%	52	1/25/2011	9.38%	11.19%	15.36%
16	1/25/2008	7.74%	7.74%	22.32%	53	2/25/2011	9.37%	11.18%	15.37%
17	2/25/2008	7.74%	7.74%	22.27%	54	3/25/2011	10.34%	12.37%	16.44%
18	3/25/2008	8.27%	8.27%	22.43%	55	4/25/2011	9.35%	11.16%	15.39%
19	4/25/2008	7.74%	7.74%	22.17%	56	5/25/2011	9.65%	11.51%	15.72%
20	5/25/2008	7.99%	7.99%	22.22%	57	6/25/2011	9.33%	11.12%	15.40%
21	6/25/2008	7.73%	7.73%	22.07%	58	7/25/2011	9.64%	11.48%	15.73%
22	7/25/2008	7.99%	7.99%	22.12%	59	8/25/2011	9.35%	11.13%	15.37%
23	8/25/2008	7.92%	7.92%	21.55%	60	9/25/2011	9.42%	11.19%	15.06%
24	9/25/2008	9.66%	9.78%	13.56%	61	10/25/2011	9.73%	11.55%	11.55%
25	10/25/2008	9.96%	10.08%	13.90%	62	11/25/2011	9.41%	11.16%	11.16%
26	11/25/2008	9.61%	9.73%	13.68%	63	12/25/2011	9.71%	11.52%	11.52%
27	12/25/2008	9.91%	10.03%	14.02%	64	1/25/2012	9.39%	11.13%	11.13%
28	1/25/2009	9.58%	9.70%	13.74%	65	2/25/2012	9.39%	11.12%	11.12%
29	2/25/2009	9.58%	9.75%	13.80%	66	3/25/2012	10.05%	11.90%	11.90%
30	3/25/2009	10.75%	11.44%	15.37%	67	4/25/2012	9.39%	11.12%	11.12%
31	4/25/2009	9.48%	10.09%	14.17%	68	5/25/2012	9.70%	11.47%	11.47%
32	5/25/2009	9.79%	10.41%	14.47%	69	6/25/2012	9.37%	11.08%	11.08%
33	6/25/2009	9.48%	10.08%	14.17%	70	7/25/2012	9.68%	11.43%	11.43%
34	7/25/2009	9.79%	10.41%	14.47%	71	8/25/2012	9.35%	11.06%	11.06%
35	8/25/2009	9.47%	10.12%	14.22%	72	9/25/2012	9.35%	11.06%	11.06%
36	9/25/2009	9.50%	10.73%	14.68%	73	10/25/2012	9.65%	11.41%	11.41%
37	10/25/2009	9.81%	11.08%	14.90%	74	11/25/2012	9.33%	11.03%	11.03%

(1)	Assumes 1-month LIBOR at 5.32% and 6-month LIBOR at 5.37% and is run at the pricing speed to call.
(2)	Assumes the 6-month LIBOR is instantaneously increased to a rate of 20.00% and is run at the pricing speed to call.
(3)	Assumes the 1-month LIBOR is instantaneously increased to a rate of 20.00%, run at the pricing speed to call and payments are received from the Interest Rate Swap Agreement.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

POOL CAP SCHEDULE Class M and Class B Certificates
Period	Pay Date	Pool Cap(1)	Pool Cap(2)	Effective Pool Cap(2)(3)	Period	Pay Date	Pool Cap(1)	Pool Cap(2)	Effective Pool Cap(2)(3)
1	10/25/2006	19.28%	19.28%	34.23%	38	11/25/2009	9.74%	11.16%	15.05%
2	11/25/2006	8.09%	8.09%	23.19%	39	12/25/2009	10.06%	11.53%	15.39%
3	12/25/2006	8.36%	8.36%	23.28%	40	1/25/2010	9.73%	11.14%	15.07%
4	1/25/2007	8.09%	8.09%	23.16%	41	2/25/2010	9.73%	11.17%	15.12%
5	2/25/2007	8.09%	8.09%	23.14%	42	3/25/2010	10.74%	13.06%	16.88%
6	3/25/2007	8.86%	8.95%	23.46%	43	4/25/2010	9.72%	11.79%	15.77%
7	4/25/2007	8.09%	8.09%	23.08%	44	5/25/2010	10.04%	12.17%	16.13%
8	5/25/2007	8.35%	8.35%	23.16%	45	6/25/2010	9.71%	11.77%	15.79%
9	6/25/2007	8.09%	8.09%	23.01%	46	7/25/2010	10.02%	12.14%	16.15%
10	7/25/2007	8.35%	8.35%	23.08%	47	8/25/2010	9.70%	11.74%	15.81%
11	8/25/2007	7.99%	7.99%	22.83%	48	9/25/2010	9.69%	11.76%	15.85%
12	9/25/2007	7.99%	7.99%	22.77%	49	10/25/2010	10.01%	12.15%	16.21%
13	10/25/2007	8.25%	8.25%	22.83%	50	11/25/2010	9.67%	11.73%	15.86%
14	11/25/2007	7.99%	7.99%	22.67%	51	12/25/2010	9.99%	12.11%	16.21%
15	12/25/2007	8.26%	8.26%	22.73%	52	1/25/2011	9.66%	11.70%	15.87%
16	1/25/2008	7.99%	7.99%	22.57%	53	2/25/2011	9.65%	11.69%	15.88%
17	2/25/2008	7.99%	7.99%	22.52%	54	3/25/2011	10.65%	12.94%	17.01%
18	3/25/2008	8.54%	8.54%	22.70%	55	4/25/2011	9.64%	11.68%	15.91%
19	4/25/2008	7.99%	7.99%	22.42%	56	5/25/2011	9.95%	12.06%	16.27%
20	5/25/2008	8.26%	8.26%	22.48%	57	6/25/2011	9.62%	11.65%	15.93%
21	6/25/2008	7.99%	7.99%	22.32%	58	7/25/2011	9.94%	12.03%	16.28%
22	7/25/2008	8.26%	8.26%	22.39%	59	8/25/2011	9.63%	11.64%	15.89%
23	8/25/2008	8.11%	8.11%	21.75%	60	9/25/2011	9.71%	11.73%	15.60%
24	9/25/2008	9.90%	10.11%	13.90%	61	10/25/2011	10.06%	12.13%	12.13%
25	10/25/2008	10.21%	10.43%	14.25%	62	11/25/2011	9.73%	11.73%	11.73%
26	11/25/2008	9.86%	10.07%	14.02%	63	12/25/2011	10.05%	12.10%	12.10%
27	12/25/2008	10.17%	10.39%	14.38%	64	1/25/2012	9.71%	11.70%	11.70%
28	1/25/2009	9.84%	10.05%	14.09%	65	2/25/2012	9.71%	11.69%	11.69%
29	2/25/2009	9.84%	10.08%	14.14%	66	3/25/2012	10.39%	12.51%	12.51%
30	3/25/2009	11.00%	11.87%	15.80%	67	4/25/2012	9.72%	11.70%	11.70%
31	4/25/2009	9.71%	10.47%	14.56%	68	5/25/2012	10.03%	12.07%	12.07%
32	5/25/2009	10.03%	10.81%	14.87%	69	6/25/2012	9.70%	11.66%	11.66%
33	6/25/2009	9.71%	10.46%	14.55%	70	7/25/2012	10.02%	12.04%	12.04%
34	7/25/2009	10.03%	10.81%	14.87%	71	8/25/2012	9.68%	11.64%	11.64%
35	8/25/2009	9.70%	10.49%	14.59%	72	9/25/2012	9.68%	11.65%	11.65%
36	9/25/2009	9.73%	11.16%	15.10%	73	10/25/2012	9.99%	12.03%	12.03%
37	10/25/2009	10.07%	11.54%	15.37%	74	11/25/2012	9.66%	11.63%	11.63%

(1)	Assumes 1-month LIBOR at 5.32% and 6-month LIBOR at 5.37% and is run at the pricing speed to call.
(2)	Assumes the 6-month LIBOR is instantaneously increased to a rate of 20.00% and is run at the pricing speed to call.
(3)	Assumes the 1-month LIBOR is instantaneously increased to a rate of 20.00%, run at the pricing speed to call and payments are received from the Interest Rate Swap Agreement.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Breakeven Losses
	Static LIBOR		Forward LIBOR
Class	CDR (%)	Cum Loss (%)	CDR (%)	Cum Loss (%)
Class M-1	28.9%	21.12%	28.9%	21.12%
Class M-2	24.0%	18.74%	24.0%	18.74%
Class M-3	20.9%	17.06%	20.9%	17.05%
Class M-4	18.4%	15.58%	18.4%	15.58%
Class M-5	16.0%	14.06%	16.0%	14.06%
Class M-6	13.8%	12.57%	13.8%	12.56%
Class M-7	11.9%	11.18%	11.9%	11.18%
Class M-8	10.7%	10.27%	10.8%	10.34%
Class M-9	9.7%	9.47%	9.8%	9.55%

Assumptions:

■	Run at the Pricing Speed
■	40% loss severity
■	12 month lag from default to loss
■	Run to maturity
■	Triggers fail (i.e., no Stepdown)
■	“Break” is first dollar of principal loss
■	Defaults are in addition to prepayments
■	Advancing Principal and Interest

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Excess Spread
	Static	Forward	Forward	Forward		Static	Forward	Forward	Forward
Period	XS Spread	XS Spread	1m LIBOR	6m LIBOR	Period	XS Spread	XS Spread	1m LIBOR	6m LIBOR
1	613	613	5.3200%	5.3700%	38	455	454	4.8242%	4.8688%
2	322	323	5.3506%	5.3388%	39	471	469	4.8222%	4.8660%
3	323	323	5.3528%	5.2985%	40	458	457	4.8205%	4.8649%
4	322	322	5.3055%	5.2513%	41	458	457	4.8181%	4.8627%
5	322	322	5.2729%	5.1926%	42	498	495	4.8164%	4.8608%
6	323	323	5.2428%	5.1372%	43	458	458	4.8152%	4.8611%
7	322	322	5.1597%	5.0702%	44	471	470	4.8123%	4.8751%
8	323	322	5.1168%	5.0201%	45	457	457	4.8113%	4.8917%
9	322	322	5.0670%	4.9718%	46	470	469	4.8087%	4.9080%
10	323	322	4.9754%	4.9249%	47	456	457	4.8069%	4.9255%
11	312	312	4.9310%	4.8857%	48	456	461	4.8144%	4.9416%
12	312	312	4.8450%	4.8470%	49	468	467	4.9045%	4.9578%
13	313	312	4.8738%	4.8183%	50	455	454	4.9061%	4.9589%
14	312	312	4.8293%	4.7737%	51	467	466	4.9067%	4.9596%
15	313	312	4.7867%	4.7317%	52	453	453	4.9082%	4.9602%
16	312	312	4.7446%	4.6898%	53	453	452	4.9076%	4.9597%
17	312	312	4.7046%	4.6496%	54	491	489	4.9082%	4.9611%
18	313	314	4.6642%	4.6099%	55	451	452	4.9094%	4.9632%
19	311	312	4.6237%	4.5709%	56	463	463	4.9106%	4.9746%
20	313	313	4.5845%	4.5946%	57	450	451	4.9103%	4.9851%
21	311	312	4.5454%	4.6219%	58	462	462	4.9102%	4.9963%
22	313	314	4.5060%	4.6576%	59	450	451	4.9111%	5.0083%
23	322	325	4.4680%	4.6965%	60	458	463	4.9172%	5.0196%
24	478	508	4.4299%	4.7381%	61	466	475	4.9747%	5.0303%
25	490	495	4.7658%	4.7869%	62	447	458	4.9758%	5.0315%
26	475	482	4.7551%	4.7765%	63	465	474	4.9772%	5.0326%
27	487	493	4.7453%	4.7662%	64	446	456	4.9788%	5.0337%
28	474	482	4.7343%	4.7552%	65	445	455	4.9796%	5.0346%
29	474	483	4.7232%	4.7443%	66	482	491	4.9803%	5.0354%
30	526	520	4.7136%	4.7346%	67	446	456	4.9819%	5.0363%
31	462	460	4.7034%	4.7264%	68	463	472	4.9825%	5.0427%
32	475	472	4.6926%	4.7464%	69	444	455	4.9832%	5.0488%
33	462	462	4.6831%	4.7693%	70	461	471	4.9842%	5.0549%
34	475	474	4.6722%	4.7925%	71	443	453	4.9848%	5.0603%
35	463	464	4.6625%	4.8173%	72	442	454	4.9856%	5.0654%
36	466	474	4.6635%	4.8435%	73	459	470	4.9856%	5.0654%
37	481	477	4.8255%	4.8703%	74	440	453	4.9856%	5.0654%

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.